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                                                                      Exhibit 32

                      Officers' Section 1350 Certifications

      Each of the undersigned officers of Tarragon Realty Investors, Inc., a Nevada corporation (the "Company"), hereby certifies that (i) the Company's Quarterly Report on Form 10-Q for the three months ended September 30, 2003 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and (ii) the information contained in the Company's Quarterly Report on Form 10-Q for the three months ended September 30, 2003 fairly presents, in all material respects, the financial condition and results of operations of the Company, at and for the periods indicated.


Date:  November 10, 2003                      /s/ William S. Friedman
                                              ----------------------------------
                                              Name: William S. Friedman
                                              Title: President and Chief
                                                     Executive Officer


                                              /s/ Erin D. Pickens
                                              ----------------------------------
                                              Name: Erin D. Pickens
                                              Title: Executive Vice President
                                                     and Chief Financial Officer